UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39062	47-2324450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Hayden Avenue, Suite 300

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 315-4600

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs associated with Exit or Disposal Activities

On May 31, 2023, Frequency Therapeutics, Inc. (the “Company”) announced a reduction in force (the “Reduction”) of approximately 55% of its workforce. The purpose of the Reduction, which was approved by the Board of Directors (the “Board”) of the Company on May 31, 2023, is to better align the Company’s workforce with the changing needs of its business.

The Reduction will be completed by June 9, 2023. The total costs related to the Reduction are estimated to be approximately $1.16 million in future cash outlays primarily related to severance costs and related expenses.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, the Company and Richard Mitrano, Vice President of Finance and Operations and the Company’s principal financial officer, entered into an amendment (the “Amendment”) to a letter agreement between the Company and Mr. Mitrano regarding certain of his employment terms, dated October 10, 2019 (the “Employment Agreement”). The Amendment extends the severance period during which Mr. Mitrano will receive continued payment of his base salary in the event that his employment is terminated by the Company without cause or by him for good reason (a “qualifying termination”) from six (6) months to nine (9) months. The Amendment also extends the severance period in the event of a qualifying termination during the twelve (12)-month period following a change in control from nine (9) months to twelve (12) months. Under the Employment Agreement and the Amendment, the Company will also pay the employer-portion of premiums for Mr. Mitrano’s group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) during the applicable severance period, subject to Mr. Mitrano’s election of COBRA health continuation coverage, until he becomes eligible for group health plan coverage through other employment or the earlier termination of his COBRA continuation coverage period.

The foregoing description is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

10.1	Amendment to Letter Agreement by and between Frequency Therapeutics, Inc. and Richard Mitrano, dated June 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: June 6, 2023	By:	/s/ David L. Lucchino
	Name:	David L. Lucchino
	Title:	President and Chief Executive Officer